Registration No. 33-56227
===========================================================================
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, DC  20549
                        __________________________
                       POST EFFECTIVE AMENDMENT NO. 1
                                    TO
                                 FORM S-8

                          REGISTRATION STATEMENT
                                  UNDER
                        THE SECURITIES ACT OF 1933
                        __________________________

                     New England Business Service, Inc.
          (Exact name of registrant as specified in its charter)
        Delaware                                    04-2942374
 (State or other jurisdiction of                 (I.R.S. Employer
 incorporation or organization)                  Identification No)
                            500 Main Street
                      Groton, Massachusetts  01471
                 (Address of principal executive offices)

       NEBS 1994 Key Employee and Eligible Director Stock Option
                   and Stock Appreciation Rights Plan

       New England Business Service, Inc. Stock Compensation Plan
                       (Full Title of the Plan)

                           John F. Fairbanks
               Vice President, Chief Financial Officer
                 New England Business Service, Inc.
                          500 Main Street
                   Groton, Massachusetts  01471
              (Name and Address of Agent for Service)

                           (978) 448-6111
      (Telephone Number, Including Area Code, of Agent for Service)


                   Copies of all communications to:

                      Terrence W. Mahoney, Esq.
              Hill & Barlow, a Professional Corporation
                      One International Place
                    Boston, Massachusetts 02110
                           (617) 428-3000

===========================================================================

                                   PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

    This registration statement, initially filed with the Securities and Exchange Commission on October 28, 1994, covered 1,500,000 shares of common stock authorized for issuance under the NEBS 1994 Key Employee and Eligible Director Stock Option and Stock Appreciation Rights Plan (the "1994 Plan") and the New England Business Service, Inc. Stock Compensation Plan. The 1994 Plan has been amended and restated as part of the NEBS 1997 Key Employee and Eligible Director Stock Option and Stock Appreciation Rights Plan (the "1997 Plan") and the Shares registered on this Registration Statement and not issued prior to the date hereof may be issued pursuant to the terms of the 1997 Plan.



                                 SIGNATURES
                                 ----------

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that its meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Groton, Commonwealth of Massachusetts on January 23, 1998.

                                    NEW ENGLAND BUSINESS SERVICE, INC.


                                    By:/s/ John F. Fairbanks
                                       -------------------------------
                                       John F. Fairbanks, Vice President,
                                       Chief Financial Officer

                              POWER OF ATTORNEY
                              -----------------

    Each person whose signature appears below constitutes and appoints Robert J. Murray, John F. Fairbanks and Terrence W. Mahoney, and each of them singly, as his lawful attorneys with full power to them and each of them singly to sign for him in his name in the capacity indicated below this registration statement on Form S-8 (and any and all amendments thereto), hereby ratifying and confirming his signature as it may be signed by his said attorneys to this registration statement (and any and all amendments hereto).

    Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement on Form S-8 has been signed below by the following persons in the capacities and on the date indicated.

Signature                         Title                        Date
---------                         -----                        ----

/s/ Robert J. Murray
---------------------      Chairman, President
Robert J. Murray           Chief Executive Officer
                           (principal executive
                           officer),Director               January 23, 1998

/s/ John F. Fairbanks
---------------------      Vice President, Chief
John F. Fairbanks          Financial Officer (principal
                           accounting officer)             January 23, 1998


----------------------     Director                        January 23, 1998
Peter A. Brooke

/s/ Robert L. Gable
----------------------     Director                        January 23, 1998
Robert L. Gable

/s/ Benjamin H. Lacy
----------------------     Director                        January 23, 1998
Benjamin H. Lacy

/s/ Herbert W. Moller
----------------------     Director                        January 23, 1998
Herbert W. Moller

/s/ Jay R. Rhoads, Jr.
----------------------     Director                        January 23, 1998
Jay R. Rhoads, Jr.

/s/ Richard H. Rhoads
----------------------     Director                        January 23, 1998
Richard H. Rhoads

/s/ Brian E. Stern
----------------------     Director                        January 23, 1998
Brian E. Stern

/s/ M. Anne Szostak
----------------------     Director                        January 23, 1998
M. Anne Szostak

                 EXHIBIT INDEX
                 -------------

    The following exhibits are filed herewith.

Exhibit            Title
-------            -----


23.1    Consent of Deloitte & Touche LLP.

23.2    Consent of Arthur Andersen LLP

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